Exhibit 10.4

AMENDMENT NO. 1 TO
FOURTH AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

This AMENDMENT NO. 1, dated as of March 23, 2018 (“Amendment”) to the Fourth Amended and Restated Stockholders’ Agreement, dated April 1, 2015 (the “Agreement”), is among ARX Holding Corp., a Delaware corporation (the “Company”), Marc Fasteau (“Fasteau”), Fasteau Insurance Holding, LLC, a Delaware limited liability company (“Fasteau Holding”), Fasteau Insurance Holding II, LLC (“Fasteau Holding II”), ARX Executive Holdings, LLLP, a Florida limited liability limited partnership (“LLLP”), The Progressive Corporation, an Ohio corporation (“Progressive”), John F. Auer (“Auer”), Kevin R. Milkey (“Milkey”), Mary Frances Fournet (“Fournet”), Marc Fasteau, as Trustee of the Alexis Fasteau 2008 Irrevocable Trust (the “2008 Trustee”), Marc Fasteau, as Trustee of the Marc Fasteau 2012 Irrevocable Trust” “(2012 Trustee”), Philip Brubaker (“Brubaker”), Angel Conlin (f/k/a Angel Bostick), (“Conlin”), Tanya Fjare (“Fjare”), Trevor Hillier (“Hillier”), Jeffrey Hannon (“Hannon”), Garrett Pless (“Pless”), Stephanie Sullens (“Sullens”), Daryl Chance (“Chance”), Patrick McCrink (“McCrink”), Richard Hanlon (“Hanlon”), Mark Postier (“Postier”) and American Endowment Foundation FBO Marc Fasteau and Anne Fredericks Charitable Fund (the “Foundation”). Fasteau, Fasteau Holding, Fasteau Holding II, LLLP, Progressive, Auer, Milkey, Fournet, the 2008 Trustee, the 2012 Trustee, Brubaker, Conlin, Fjare, Hillier, Hannon, Pless, Sullens, Chance, McCrink, Hanlon, Postier and the Foundation are individually referred to herein as a “Stockholder” and collectively as the “Stockholders”.
WITNESSETH:
WHEREAS, the Company and the Stockholders constitute all of the parties to the Agreement, and the Stockholders are the only Persons who have an equity interest in the Company; and
WHEREAS, after the date of the Agreement, one of the Subsidiaries of the Company (the “ARX Subsidiary”) began writing a personal auto insurance product in the State of California utilizing the policy administration and claims servicing IT functions and systems owned by Progressive (the “Progressive System”), and has been charged $6,405,703 by Progressive for Progressive’s internal costs of building components for, and adapting the Progressive System to, its use by the ARX Subsidiary (the “IT Development Costs”); and
WHEREAS, if the ARX Subsidiary had acquired a new policy administration system, instead of using the Progressive System, the ARX Subsidiary would have been able to amortize the costs associated with that system over three years; and
WHEREAS, the Stockholders (other than Progressive) and Progressive have been discussing the IT Development Costs, among other matters, for several months and desire to amend the Agreement, including a revision to the First Put Price, and to agree to the other matters set forth herein;

Exhibit 10.4

NOW, THEREFORE, in consideration of the mutual terms, conditions, covenants and agreements made herein, the Company, on behalf of itself and its Subsidiaries, and the Stockholders hereby agree as follows:
ARTICLE I
DEFINED TERMS; AMENDMENT; WAIVER
SECTION 1.1     Defined Terms. Capitalized terms used in, but not defined in, this Amendment are used as defined in the Agreement.
SECTION 1.2     Amendment to Section 3.3. Section 3.3 of the Agreement is hereby amended by adding a new subsection (f), which will read in its entirety as set forth on Exhibit A to this Amendment.
SECTION 1.3     Decision Regarding Consent to Cashless Exercise. The Company hereby consents to the cashless exercise process described in clause (C) of the last sentence of Section 3.3(c)(i) (“Cashless Exercise Process”) with respect to any First Put Shares that are Shares issuable upon the exercise of one or more vested stock options that did not qualify as an “incentive stock option” within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (“Incentive Stock Options”) when granted. The Company does not, and will not, consent to the Cashless Exercise Process with respect to any First Put Shares that are Shares issuable upon the exercise of one or more stock options that qualified as an Incentive Stock Option when granted.
SECTION 1.4     Amendment and Restatement of Exhibits B and C, and addition of Exhibit D, to the Agreement. Simultaneous with the effectiveness of the waiver and release set forth in Section 1.5 of this Amendment, Exhibit B to the Agreement will be amended and restated to read in its entirety as set forth on Exhibit B to this Amendment. Exhibit C to the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit C to this Amendment. Exhibit D to the Agreement, in the form of Exhibit D to this Amendment, is hereby added to the Agreement.
SECTION 1.5     Waiver and Release. In exchange for the revision to the per Share First Put Price as set forth on Exhibit B to this Amendment, and effective beginning on the First Put Closing Date, each Stockholder, on behalf of such Stockholder and on behalf of such Stockholder’s heirs, executors, agents, representatives, administrators, survivors, successors and assigns and anyone claiming by or through such Stockholder, hereby, except in the case of fraud based on facts not known or knowable at this time, waives any rights such Stockholder has with respect to, and releases Progressive, its Affiliates, and each of their current and former directors, officers, agents, attorneys and employees and its designees to the Company’s Board of Directors, in their corporate as well as personal capacities (collectively, the “Releasees”), from any and all known or knowable losses, claims, demands, liabilities, actions, suits and causes of action, whether direct or derivative, whether arising under the Agreement or under the corporate law of the State of Delaware, that such Stockholder ever had or now may have against any of the Releasees, both in law and equity, both under contract and tort law, arising from or relating to any action taken or omitted to be taken, in each case prior to the First Put Closing Date, by Progressive or any of the Releasees with respect to such Stockholder’s ownership of shares (or stock options) in the Company or status as a Stockholder under the Agreement.

Exhibit 10.4

ARTICLE II
MISCELLANEOUS
SECTION 2.1     Effective Date. This Amendment will have no force or effect, and the Agreement will continue in force and effect in its current form, unless the Amendment becomes effective in accordance with the following sentence. This Amendment will be effective if, and when, the Amendment has been signed by the Company and by each Stockholder and the last of such signatures has been delivered to the Company and Progressive.
SECTION 2.2     Authority. If a party to this Amendment is not a natural person, no party will be required to determine the authority of the individual signing this Amendment to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.
SECTION 2.3     Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be deemed to be an original, and which counterparts together shall constitute one and the same agreement.
SECTION 2.4     Section Headings. Headings contained in this Amendment are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Amendment or any provisions hereof.
SECTION 2.5     Prior Notice of Intent to Put Shares. Stockholder acknowledges that if Stockholder has previously submitted to the Company and Progressive a Notice of Intent to Put Shares, pursuant to Section 3.3(c)(i) of the Agreement, such Notice of Intent to Put Shares remains effective unless Stockholder, with Progressive’s consent (which consent shall not be unreasonably withheld), revokes, amends or restates such Notice of Intent to Put Shares in accordance with the provisions of such Notice of Intent to Put Shares and Section 3.3(i) of the Stockholders Agreement.
SECTION 2.6     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.
SECTION 2.7     Entire Agreement. This Amendment contains the entire agreement and understanding of the Company, on behalf of itself and its Subsidiaries, and the Stockholders respecting the subject matter hereof (including any and all potential adjustments to the First Put Price and the Second Put Price) and supersedes all prior agreements, discussions, and understandings among the Company and the Stockholders with respect to the subject matter hereof. Notwithstanding the foregoing, except as expressly amended by this Amendment, the Agreement remains in full force and effect according to its terms.

Exhibit 10.4

IN WITNESS WHEREOF, the Company and the Stockholders have executed this Amendment on the date first written above.

ARX HOLDING CORP.

By:    __________________________________________
Name: ____________________________________
Title: _____________________________________

Exhibit 10.4

__________________________________________
MARC FASTEAU

FASTEAU INSURANCE HOLDING, LLC

By:__________________________________________
Name: ____________________________________
Title: ______________________________________

FASTEAU INSURANCE HOLDING II, LLC

By:    __________________________________________
Name: ____________________________________
Title: _____________________________________

_____________________________________________
MARC FASTEAU, AS TRUSTEE OF THE ALEXIS FASTEAU 2008 IRREVOCABLE
TRUST

____________________________________________
MARC FASTEAU, AS TRUSTEE OF THE MARC FASTEAU 2012 IRREVOCABLE
TRUST

Exhibit 10.4

AMERICAN ENDOWMENT
FOUNDATION FBO Marc Fasteau
and Anne Fredericks
Charitable Fund

By: __________________________
Its: ___________________________

Exhibit 10.4

THE PROGRESSIVE CORPORATION

By:__________________________________________ Name:_______________________________________
     Title:_________________________________________

_____________________________________________
Mark Postier

Exhibit 10.4

ARX EXECUTIVE HOLDINGS, LLLP

By:    __________________________________________
Name:_____________________________________
Title: ______________________________________

__________________________________________
JOHN F. AUER

__________________________________________
KEVIN R. MILKEY

__________________________________________
MARY FRANCES FOURNET

__________________________________________
PHILLIP BRUBAKER

__________________________________________
ANGEL CONLIN

__________________________________________
TANYA FJARE

__________________________________________
     TREVOR HILLIER

Exhibit 10.4

__________________________________________
JEFFREY HANNON

__________________________________________
GARRETT PLESS

__________________________________________
STEPHANIE SULLENS

__________________________________________
     DARYL CHANCE

__________________________________________
PATRICK MCCRINK

__________________________________________
RICHARD HANLON

Exhibit 10.4

EXHIBIT A
Text of new subsection 3.3(f):
(f)     Payment of First Put Price and Second Put Price Related to Vested Options. The Company and the Stockholders acknowledge that: (i) as a result of the terms of the Agreement, the Company was required by GAAP to change its accounting treatment for stock options from the equity method of accounting to the liability method of accounting, (ii) the change had, and continues to have, a negative impact on the Company’s net tangible book value, (iii) in order to neutralize the effect of the change in accounting on the Company’s net tangible book value (the “Accounting Change Impact”), Progressive has provided cash to the Company in the amount of the liability recognized by the Company (the “Progressive Cash Advance”), and (iv) the Progressive Cash Advance amounted to $19.5 million through November of 2017, representing the estimate of the amount of the liability to be recognized by the Company through December 31, 2017. Therefore, the Company and the Stockholders agree that, notwithstanding Section 3.3(c)(i) through Section 3.3(c)(iv) obligating Progressive to pay certain amounts to the Stockholders, ARX (and not Progressive) shall pay such amounts to any Stockholder with respect to shares that are the subject of any vested option that is the subject of, and exercised immediately prior to, a First Put Closing, Second Put Closing or Second Call Closing (“Purchased Option Shares”), and after such payment date, (x) if the purchase price for such Stockholder’s Purchased Option Shares (the “Option Share Purchase Price”) exceeds the Progressive Cash Advance with respect to such Stockholder’s vested, exercised option, Progressive shall reimburse ARX the amount of such excess, and (y) if the Progressive Cash Advance with respect to such Stockholder’s vested, exercised option exceeds the Option Share Purchase Price for such Purchased Option Shares, then ARX shall pay to Progressive the amount of such excess. Progressive and the Company agree to continue to adjust the Progressive Cash Advance, at least annually, to reflect changes resulting from stock option valuations, stock option exercises, and terminations and forfeitures of stock options, in each case with the goal of neutralizing the Accounting Change Impact, and Progressive agrees to provide additional cash to the Company, and the Company agrees to reimburse cash to Progressive, as appropriate to reflect such adjustments to the Progressive Cash Advance. Nothing in this Section 3.3(f) shall be deemed to alter the requirements of Section 3.3(c)(i) through Section 3.3(c)(iv) related to the delivery of any documentation or funds related to the exercise of a stock option or the delivery of documents related to the First Put, Second Put or Second Call.

Exhibit 10.4

EXHIBIT B
First Put Price Calculation:
The per Share First Put Price shall be determined by the following formula:
Per Share First Put Price = PSP Price + ((BV1 + the IT Amortization Adjustment) x M) + ((D x M) – D)
PSP Price shall be the per share price paid by Progressive to Selling Shareholders (as defined in the Progressive Purchase Agreement) at the closing of the transactions contemplated by the Progressive Purchase Agreement (i.e., $1,249.54), as such price shall be adjusted to reflect any stock dividend, stock split, reverse stock split, combination or consolidation of shares, recapitalization or other changes in the corporate or capital structure of the Company (other than any conversion of Series A Preferred Stock into Common Stock) affecting the Shares after December 31, 2014.
The IT Amortization Adjustment shall be $3.72, as such amount shall be adjusted to reflect any stock dividend, stock split, reverse stock split, combination or consolidation of shares, recapitalization or other changes in the corporate or capital structure of the Company (other than any conversion of Series A Preferred Stock into Common Stock) affecting the Shares after the effective date of Amendment No. 1 to the Fourth Amended and Restated Stockholders’ Agreement.
BV1 shall be the difference between the net tangible book value per Share on a Fully Diluted Basis on December 31, 2017 and the net tangible book value per Share on a Fully Diluted Basis on December 31, 2014. For purposes of this calculation, the net tangible book value of the Company on December 31, 2017 shall be determined by reference to the Company’s audited financial statements prepared in accordance with GAAP as it is in effect at the time of such financial statements, but then will be adjusted, if necessary, so that the calculations are in accordance with GAAP as it is in effect for financial statements for periods ending on December 31, 2014 and applied in a manner consistent to its application when determining the PSP Price. The parties to the Agreement agree that Exhibit D describes the adjustments to be provided to the financial statements as of, and for the years ended, December 31, 2015, 2016 and 2017 to implement the intent of the preceding sentence.
M shall be the multiple between 1.0 and 2.0 determined by reference to the matrix on Exhibit C.
D shall be the per share amount of any dividends paid, or distributions made, to stockholders (other than dividends paid or distributions made in Shares) by the Company between December 31, 2014 and December 31, 2017; provided, however, (i) that such amount shall be adjusted to reflect any stock dividend, stock split, reverse stock split, combination or consolidation of shares, recapitalization or other changes in the corporate or capital structure of the Company (other than any conversion of Series A Preferred Stock into Common Stock) affecting the Shares after the date of payment of such dividend, and (ii) any payments related to redemptions, repurchases or purchases of Shares by the Company with respect to some but not all outstanding Shares, or all outstanding Shares of a particular series of Shares, will not be treated as dividends or distributions for purposes of this definition.
Second Put Price Calculation:

Exhibit 10.4

The per share Second Put Price shall be determined by the following formula:
Per Share Second Put Price = PSP Price + (BV2 x M) + ((D x M) – D)
PSP Price shall be the per share price paid by Progressive to Selling Shareholders at the closing of the transactions contemplated by the Progressive Purchase Agreement (i.e., $1,249.54), as such price shall be adjusted to reflect any stock dividend, stock split, reverse stock split, combination or consolidation of shares, recapitalization or other changes in the corporate or capital structure of the Company (other than any conversion of Series A Preferred Stock into Common Stock) affecting the Shares after December 31, 2014.
BV2 shall be the difference between the net tangible book value per Share on a Fully Diluted Basis on December 31, 2020 and the net tangible book value per Share on a Fully Diluted Basis on December 31, 2014. For purposes of this calculation, the net tangible book value of the Company on December 31, 2020 shall be determined by reference to the Company’s audited financial statements prepared in accordance with GAAP as it is in effect at the time of such financial statements, but then will be adjusted, if necessary, so that the calculations are in accordance with GAAP as it is in effect for financial statements for periods ending on December 31, 2014 and applied in a manner consistent to its application when determining the PSP Price. The parties to the Agreement agree that Exhibit D (i) describes the adjustments to be provided to the financial statements as of, and for the years ended, December 31, 2015, 2016, and 2017 to implement the intent of the preceding sentence with respect to GAAP, and (ii) describes the adjustments to be provided to the financial statements for periods after 2017, subject to other adjustments that may be necessary to implement the intent of the preceding sentence as a result of changes made to GAAP for financial statements for periods ending after December 31, 2017.

M shall be the multiple between 1.0 and 2.0 determined by reference to the matrix on Exhibit C.
D shall be the per share amount of any dividends paid, or distributions made, to stockholders (other than dividends paid or distributions made in Shares) by the Company between December 31, 2014 and December 31, 2020; provided, however, (i) that such amount shall be adjusted to reflect any stock dividend, stock split, reverse stock split, combination or consolidation of Shares, recapitalization or other changes in the corporate or capital structure of the Company (other than any conversion of Series A Preferred Stock into Common Stock) affecting the Shares after the date of payment of such dividend, and (ii) any payments related to redemptions, repurchases or purchases of Shares by the Company with respect to some but not all outstanding Shares, or all outstanding shares of a particular series of Shares, will not be treated as dividends or distributions for purposes of this definition.

Exhibit 10.4

Exhibit C
MATRIX

			Direct Written Premium CAGR
		<10%	10%	15%	20%	25%	30%	>30%
	>=95	1.00	1.00	1.00	1.00	1.00	1.00	1.00
	90	1.00	1.00	1.25	1.50	1.75	2.00	2.00
Net CR	85	1.00	1.25	1.50	1.75	2.00	2.00	2.00
	80	1.00	1.50	1.50	2.00	2.00	2.00	2.00
	<=75	1.00	1.50	1.75	2.00	2.00	2.00	2.00
The multiple will be determined by reference to the Company’s cumulative and consolidated Net combined ratio (CR) and Direct Written Premium compounded annual growth rate (CAGR), for the period from January 1, 2015 through December 31, 2017 (for purposes of the First Put Price) and for the period from January 1, 2015 through December 31, 2020 (for purposes of the Second Put Price), as indicated in the matrix above.
For purposes of the calculation of the multiple, (a) “Net combined ratio (CR)” shall mean the GAAP consolidated combined ratio of the Company and its Subsidiaries calculated in a manner consistent with “Net Combined Ratio” in the Company’s monthly management report for October 2014, and (b) “Direct Written Premium” means premiums written directly during the applicable time period, including policy fees, without taking into account reinsurance, calculated in a manner consistent with “Direct Written Premium” in the Company’s monthly management report for October 2014, and related to the lines of business written by the Company as of October 31, 2014. The parties to the Agreement agree that Exhibit D (i) describes the adjustments to be provided to “Net combined ratio” (or “Net CR”) and “Direct Written Premium” for the years ended December 31, 2015, 2016, and 2017 and future periods to implement the intent of the preceding sentence with respect to GAAP as it is in effect for financial statements for periods ending on December 31, 2017, and (ii) describes the adjustments to be provided to “Net combined ratio” and “Direct Written Premium” for periods after 2017, subject to other adjustments that may be necessary to implement the intent of the preceding sentence as a result of changes made to GAAP for financial statements for periods ending after December 31, 2017.
By way of example only, if Direct Written Premium is $1 million for the fiscal year ended December 31, 2014 and is $1.5 million for the fiscal year ended December 31, 2017, then the Direct Written Premium CAGR for the three year period would be 14.5%. [i.e., ($1.5 million/$1 million) = 1.5. 1.5^(1/3 ) = 1.145]

Exhibit 10.4

Further, by way of example, if Net CR is 90 and Direct Written Premium CAGR is 20%, then the multiple will be 1.5. If either Net CR or Direct Written Premium CAGR (or both) is between the values identified above, the results will be interpolated on a straight-line basis to generate the applicable multiple. By way of example only, according to the sub-matrix below reflecting an interpolation between a Net CR of 90 and a Net CR of 95 and between Direct Written Premium CAGR of 20% and Direct Written Premium CAGR of 25% , if Net CR is 92 and Direct Written Premium CAGR is 22%, then the multiple will be 1.36.
SUB-MATRIX EXAMPLE

			Direct Written Premium CAGR
		20%	21%	22%	23%	24%	25%
	>=95	1.00	1.00	1.00	1.00	1.00	1.00
	94	1.10	1.11	1.12	1.13	1.14	1.15
Net CR	93	1.20	1.22	1.24	1.26	1.28	1.30
	92	1.30	1.33	1.36	1.39	1.42	1.45
	91	1.40	1.44	1.48	1.52	1.56	1.60
	90	1.50	1.55	1.60	1.65	1.70	1.75

Exhibit 10.4

EXHIBIT D

The following are the adjustments necessary to the 2015, 2016 and 2017 (and future) financial statements to calculate the Direct Premiums Written and Combined Ratio based on the October 2014 management report:

Impact From the Adjustments (+/-)
		Direct Premiums Written	Combined Ratio

1	Reclass Inspection Fees from Direct Premiums Written and Net Premiums Earned to Other Income	-	+
2	Reclass Flood Commission Income, which is in Fees & Other Revenues, to Policy Acquisition Costs, which reduces Policy Acquisition Costs	NA	No impact
3	Reclass remaining Fees & Other Revenues to Other Income	NA	+
4	Reclass Claims Service Revenue, which is in Service Revenue, to Loss & Loss Adjustment Expenses (LAE), which would reduce Loss & LAE	NA	-
5	Reclass Service Unallocated LAE (ULAE) expenses, which is in Service Expense, to Loss & LAE	NA	+
6	Reclass remaining Service Expenses to Other Underwriting Expenses	NA	+
7	Reclass Co-brokerage Income from Policy Acquisition Costs to Other Income	NA	+
8	Reclass Policyholder Write-offs and Assessments, which are in Other Underwriting Expenses to Other Income	NA	+/-

Note:	Additional changes to GAAP after December 31, 2017 could cause different or additional changes to be made to future financial statements.
NA=	Not Applicable